PROMISSORY NOTE

$285,538.00                                                       March 1, 1998

         FOR VALUE RECEIVED, the undersigned (the "Maker"), hereby promises to pay to the order of Margo Nursery Farms, Inc.(the "Company"), at its principal executive offices located at Road 690, Kilometer 5.8, Vega Alta, Puerto Rico, the principal sum of TWO HUNDRED EIGHTY-FIVE THOUSAND FIVE HUNDRED THIRTY-EIGHT DOLLARS ($285,538) in one single installment, due and payable on March 1, 2001 (the "Maturity Date").

         The unpaid principal amount of this Note shall not bear interest through the Maturity Date. Anything herein to the contrary notwithstanding, any overdue principal under this Note after its Maturity Date shall bear interest at a fluctuating annual rate of interest equal to one percent (1%) over and above the rate of interest publicly announced by Citibank, N.A. in New York, New York from time to time as Citibank's base rate (the "Base Rate"), each change in such fluctuating rate to take effect immediately with the corresponding change in the Base Rate.

         The Maker hereby waives presentment, protest, demand and notice of non-payment.

         The Maker hereby agrees to pay the reasonable costs and expenses, including attorney's fees and expenses, incurred by the holder of this Note in the event that the holder shall take recourse of judicial proceedings for the collection of any amount due hereunder.

         The Maker acknowledges receipt of a true and exact copy of this Note.

         EXECUTED, in Vega Alta, Puerto Rico, as of the date first set forth above.

                                                     /s/ Michael J. Spector
                                                    ---------------------------
                                                         Michael J. Spector